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                                                       Exhibit B2

NEES ENERGY, INC.
Statement of Income and Accumulated Deficit
For the Twelve Months ended September 30, 1996
(Unaudited, Subject to Adjustment)



INCOME

  Operating Revenue                                     $       0
                                                         --------


EXPENSE
  Other Operating Expenses                                740,958
  Federal Income Tax                                    (259,335)
                                                        ---------
                                                          481,623
                                                        ---------
Net Income/(Loss)                                       (481,623)

Retained Earnings at beginning of period                             0
                                                        ---------

Accumulated Deficit at end of period                   ($481,623)
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